NONCOMPETITION, NONSOLICITATION AND
NONDISCLOSURE AGREEMENT

THIS NONCOMPETITION, NONSOLICITATION AND NONDISCLOSURE AGREEMENT (this "Agreement"), dated as of July 23, 2012, is made by and between PHOTOTRON HOLDINGS, INC., a Delaware corporation (the "Company"), and TAO KLAUENBURCH ("Klauenburch").

RECITALS

A.	Donna Klauenburch and Klauenburch as general partners dba greners.com ("Seller") owned and operated an ecommerce retail sales business from 30C Mill Street, Healdsburg, California.
B.	Pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement"), dated as of July 23, 2012, by and among the Company, Donna Klauenburch and Klauenburch, the Company is acquiring substantially all of Seller's assets and rights required to conduct the online retail business currently operated by Seller (the "Online Business").
C.	Donna Klauenburch and Klauenburch, except as otherwise set forth in the Purchase Agreement, owned all right, title, and interest in the assets and properties of the Online Business prior to the consummation of the transactions contemplated by the Purchase Agreement.
D.	The Company would not be willing to consummate the transactions contemplated by the Purchase Agreement unless Klauenburch agreed to be bound by the terms of this Agreement to protect the goodwill of the Online Business.
E.	In order to induce the Company to consummate the transactions contemplated by the Purchase Agreement, Klauenburch has agreed to execute and deliver this Agreement to the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the value of the goodwill included in the purchase price contemplated by the Purchase Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.               Definitions. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

2.               Term; Termination; and Effect of Termination.

(a)             Term. The term of this Agreement shall be for the period commencing on the date of this Agreement and ending on the longer of (i) five (5) years after the date of this Agreement, or (ii) two (2) years after the termination of any employment of Klauenburch with the Company (the "Term").

(b)            Termination. This Agreement shall terminate and, subject to applicable notice and cure periods, upon the occurrence of an Event of Default (as defined in that certain Security Agreement of even date herewith by and among the Company, Donna Klauenburch and Klauenburch).

(c)             Effect of Termination. On the expiration or termination of this Agreement, this Agreement shall no longer be of any force and effect, except that this Agreement shall remain in full force and effect with respect to the covenants and obligations of Klauenburch contained in Section 6 below, subject to the terms and conditions contained in such Section.

3.               Consideration. Klauenburch acknowledges that this Agreement is entered into in consideration of the Company's purchase of assets of Seller pursuant to the Purchase Agreement, and that the benefits to Seller accruing from the consummation of such purchase of assets constitutes sufficient consideration for Klauenburch 's covenants contained in this Agreement.

4.               Noncompetition.

(a)             Noncompetition. During the Term, Klauenburch shall not, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, engaged as a consultant by, associated with or in any manner connected with, or render services or advice or other aid to, or guarantee any obligation of, or lease or sell any personal or real property to, any Person (as defined below) engaged in or planning to become engaged in the Online Business or any other business whose products or activities compete in whole or in part with the Online Business in which the Assets were used prior to the Closing or may be used thereafter (each, a "Competitive Online Business"), anywhere within the State of California, or within a 50-mile radius of any other location where the Online Business was conducted or a client or customer was serviced prior to the Closing; provided, however, that Klauenburch may purchase or otherwise acquire an amount not to exceed three percent (3%) of any class of securities of any Person (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under the Securities Exchange Act of 1934, as amended. Klauenburch agrees that this covenant is reasonable with respect to its duration, geographical area and scope. As used herein, "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, a joint stock company, a joint venture, an unincorporated organization or any federal, state, county, city, municipal or other local or foreign government or any subdivision, authority, commission, board, bureau, court, administrative panel or other instrumentality thereof.

(b)            Extension of Term. In the event of a breach by Klauenburch of any covenant set forth in this Section, without limiting the availability of any other remedy, the term of such covenant will be extended by the period of the duration of such breach.

5.               Nonsolicitation.

(a)             Nonsolicitation of Employees. During the Term, Klauenburch shall not, directly or indirectly, on its or his own behalf or on behalf of any other Person, solicit, or attempt to solicit, persuade, influence, or induce, or assist any other Person in so soliciting, persuading, influencing, or inducing, or hire, any employee, agent or contractor of the Company to leave the employ of or cease providing services to the Company, or to accept any other employment or position unless (in each case prior to any such inducement or attempted inducement) such employee is no longer employed by the Company or has given written notice of his or her intention to terminate employment with the Company resulting in his or her termination of employment with the Company. Klauenburch agrees that this covenant is reasonable with respect to its duration and scope. Klauenburch acknowledges that the purpose of this covenant is to enable the Company to maintain a stable workforce in order to remain in business, and that it would disrupt, damage, impair and interfere with the business of the Company if Klauenburch were to engage in such solicitation.

(b)            Nonsolicitation of Customers. During the Term, Klauenburch shall not, directly or indirectly solicit, or attempt to persuade, influence or induce, or assist any other Person in so persuading or inducing, any customer or potential customer or supplier of the Company to cease doing business with the Company or to reduce the amount of business it does the Company. Klauenburch acknowledges that this covenant is necessary to enable the Company to maintain a stable customer and supplier base in order to remain in business, and that it would disrupt, damage, impair and interfere with the Online Business if Klauenburch were to engage in such solicitation. Klauenburch agrees that this covenant is reasonable with respect to its duration and scope.

(c)             Extension of Term. In the event of a breach by Klauenburch of any covenant set forth in this Section, without limiting the availability of any other remedy, the term of such covenant will be extended by the period of the duration of such breach.

6.               Nondisclosure.

(a)             Confidential Information. Klauenburch acknowledges that he has had and will continue to have in connection with the conduct of the Online Business, access and exposure to trade secrets and confidential information in written, oral, electronic and other form regarding the businesses, operations, equipment, products and employees of the Online Business and the Company ("Confidential Information"), including, without limitation: (i) the identities of customers and key accounts and potential customers and key accounts; (ii) any and all trade secrets concerning the business and affairs of the Online Business; (iii) any and all information concerning the business and affairs of the Online Business (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, contractors, agents, suppliers and potential suppliers, personnel training and techniques and materials, and purchasing methods and techniques, however documented); and (iv) any and all notes, analysis, compilations, studies, summaries and other material prepared in connection with the Online Business containing or based, in whole or in part, upon any information included in the foregoing. Notwithstanding the foregoing, "Confidential Information" does not include any information that (a) was in the public domain at the time Klauenburch learned of such information; (b) is in the public domain at the time of communication by Klauenburch through no fault of Klauenburch; (c) is or becomes available to Klauenburch on a non-confidential basis from a source not known by Klauenburch to be prohibited from disclosing such information by a legal or fiduciary obligation; (d) is publicly disclosed with the prior written consent of the Company; or (e) is related, directly or indirectly, to the assets excluded from the Company's purchase of Seller's assets as set forth in Section 1(b) of the Purchase Agreement.

(b)            Nondisclosure. During the Term, or at any time thereafter, Klauenburch shall not, except to the extent (i) authorized by the prior written consent of the Company, or (ii) required by law or any legal process, directly or indirectly, use or exploit, disseminate, disclose, or divulge to any Person any Confidential Information. In the event of a breach or threatened breach by Klauenburch of this Section 6(b), the Company shall be entitled to injunctive relief as well as other applicable remedies at law or in equity available to the Company against Klauenburch or others. Without limiting the generality of the foregoing, Klauenburch acknowledges and agrees that all of the Confidential Information is a trade secret under the Uniform Trade Secrets Act as in effect in the states of California and Delaware and derives independent economic value, actual or potential, from not being generally known to the public or other Persons which can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, the applicable provisions of this Agreement being an example of such efforts.

7.               Specific Performance. Klauenburch acknowledges and agrees that (i) any breach of the restrictive covenants set forth in Sections 4, 5, or 6 above will result in irreparable damage to the Company, for which there will be no adequate remedy at law, and (ii), in the event a court of competent jurisdiction determines Klauenburch has committed a breach of any of the restrictive covenants set forth in Sections 4, 5, or 6 above, Klauenburch consents to an injunction in favor of the Company enjoining any breach of such covenant by any court of competent jurisdiction, without prejudice to any other right or remedy to which any of the Company may be entitled.

8.               Modification. If any provision of Sections 4, 5, or 6 above of this Agreement or the application of any such provision to any Person or circumstance shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended for too great a period of time or too large a geographic area or over too great a range of activities, it should be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which such court would find it enforceable, and such determination of unenforceability will not affect any other provision of this Agreement.

9.               Waiver. Failure by the Company to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed to be a waiver of such term, covenant, or condition, nor shall any relinquishment of any right or power under this Agreement by the Company at any one or more times be deemed a waiver or relinquishment of such right or power by the Company at any other time or times.

10.            Miscellaneous.

(a)             Notice. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their facsimile number or address as set forth, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section:

If to Klauenburch:

Tao Klauenburch

P.O. Box 526

Guerneville, CA 95446

If to the Company:

Phototron Holdings, Inc.

20259 Ventura Boulevard

Woodland Hills, CA 91364

Attn: President or CEO

(b)            Time of Essence. Time is of the essence with respect to the terms, covenants, and conditions contained herein.

(c)             Entire Agreement. This Agreement, including any other agreements, exhibits, and schedules to be entered into in connection with the transactions contemplated hereby and specifically referenced in this Agreement, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto, whether written or oral.

(d)            Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. Every exhibit, schedule, attachment, or other appendix attached to this Agreement and referred to herein shall constitute a part of this Agreement and is hereby incorporated herein by reference. Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context clearly requires otherwise, (i) plural and singular numbers will each be construed to include the other; (ii) the masculine, feminine, and neuter genders will each be construed to include the others; (iii) "shall," "will," "must," "agree," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "or" is not exclusive; and (vi) "includes" and "including" are not limiting.

(e)             Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all of the parties.

(f)             Waivers. No failure on the part of a party hereto or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall constitute a waiver thereof and the waiver by any party of any right or remedy under this Agreement on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

(g)            Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

(h)            Assignment. No party may assign or delegate any rights or obligations under this Agreement without the prior written consent of the other party. Any assignment or purported assignment in violation of this Agreement shall be null and void.

(i)              Headings. The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in construing or interpreting this Agreement.

(j)              Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. The parties consent to the exclusive jurisdiction and venue of federal and state courts in the county of Sonoma in the State of California.

(k)            Cumulative Remedies. The rights and remedies of a party available under this Agreement or otherwise available are cumulative and may be exercised singularly or concurrently, and the exercise of any one or more remedy shall not constitute a waiver of any other available remedy. No act, delay, omission, or course of dealing between the parties hereto shall be constitute a waiver of a party's rights or remedies available under this Agreement.

(l)              Attorneys' Fees. If any legal action or other proceeding, including arbitration or action for declaratory relief, is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with this Agreement, the Prevailing Party (as defined below) shall be entitled to recover reasonable attorneys' fees and other costs, in addition to any other relief to which the party may be entitled. As used in this Agreement, "Prevailing Party" shall include without limitation: (i) the party who dismisses an action in exchange for sums allegedly due; (ii) the party who receives performance from the other party of an alleged breach of covenant of a desired remedy where that is substantially equal to the relief sought in an action; or (iii) the party determined to be the prevailing party by a court of law or arbitrator.

(m)          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(n)            Counterparts and Signature Pages. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition, Nonsolicitation, and Nondisclosure Agreement effective as of the date first set forth above.

KLAUENBURCH:

/s/ Tao Klauenburch

Tao Klauenburch

COMPANY:

PHOTOTRON HOLDINGS, INC.,

a Delaware corporation

By: /s/ Sterling C. Scott

Sterling C. Scott, CEO